CONTENTS


                                                                      Statement
                                                                           No.

    Balance sheets at June 30, 1996:
          Allegheny Power System, Inc. and Subsidiaries                    1-A




    Statements of income and retained earnings for twelve months ended June 30, 1996:
          Allegheny Power System, Inc. and Subsidiaries                    1-B


    These financial statements have been prepared for Form U-1 purposes and are unaudited.

    Reference is made to the Notes to Financial Statements in the Allegheny Power System companies combined Annual Report on
    Form 10-K for the year ended December 31, 1995 and to the Form 10-Q's for the quarters ended March 31, 1996 and June 30, 1996.


    The income statements do not reflect any additional income from investments which may be made with the proceeds from the transactions set forth in this application-declaration.
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


    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1996


    Assets                                                                   Per Books

    Property, plant, and equipment:
       At original cost                                                      $7,880,554
       Accumulated depreciation                                              (2,811,278)
                                                                              5,069,276
    Investments and other assets:
       Subsidiaries consolidated--excess of cost
          over book equity at acquisition                                        15,077
       Benefit plan's investments                                                48,199
       Other                                                                      5,068
                                                                                 68,344
    Current assets:
       Cash and temporary cash investments                                        6,699
       Accounts receivable:
          Electric service, net of $13,310,000 uncollectible allowance          268,815
          Other                                                                  14,147
       Materials and supplies--at average cost:
          Operating and construction                                             84,914
          Fuel                                                                   54,595
       Prepaid taxes                                                             47,116
       Deferred income taxes                                                     41,727
       Other                                                                     15,137
                                                                                533,150
    Deferred charges:
       Regulatory assets                                                        599,155
       Unamortized loss on reacquired debt                                       55,329
       Other                                                                     37,724
                                                                                692,208

              Total Assets                                                   $6,362,978


    Capitalization and Liabilities
    Capitalization:
       Common stock                                                            $151,600
       Other paid-in capital                                                  1,012,145
       Retained earnings                                                        987,034
                                                                              2,150,779
       Preferred stock                                                          170,086
       Long-term debt and QUIDS of subsidiaries                               2,263,449
                                                                              4,584,314
    Current liabilities:
       Short-term debt                                                          107,513
       Long-term debt due within one year                                         5,900
       Accounts payable                                                         103,672
       Taxes accrued:
          Federal and state income                                               27,200
          Other                                                                  31,521
       Interest accrued                                                          41,828
       Deferred power costs                                                      44,648
       Restructuring liabilities                                                 33,365
       Other                                                                     66,560
                                                                                462,207
    Deferred credits and other liabilities:
       Unamortized investment credit                                            145,639
       Deferred income taxes                                                    987,003
       Regulatory liabilities                                                    95,604
       Restructuring liabilities                                                 15,600
       Other                                                                     72,611
                                                                              1,316,457

                    Total Capitalization and Liabilities                     $6,362,978
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                                                         Statement 1-B
    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF INCOME FOR TWELVE MONTHS ENDED JUNE 30, 1996

                                                         (Thousands)
                                                          Per Books*

    ELECTRIC OPERATING REVENUES                            $2,369,335

    OPERATING EXPENSES:
       Operation:
         Fuel                                                 523,000
         Purchased power and exchanges                        176,823
         Deferred power costs, net                             42,167
         Other                                                369,638
       Maintenance                                            256,731
       Depreciation                                           258,763
       Taxes other than income taxes                          188,034
       Federal and state income taxes                         145,435
                  Total Operating Expenses                  1,960,591
                  Operating Income                            408,744

    OTHER INCOME AND DEDUCTIONS:
       Allowance for other than borrowed funds
          used during construction                              2,719


       Other income, net                                        3,862
                 Total Other Income and Deductions              6,581
                 Income Before Interest Charges and
                   Preferred Dividends                        415,325

    INTEREST CHARGES AND PREFERRED DIVIDENDS:
       Interest on first mortgage bonds                       113,425
       Interest on other long-term obligations                 53,809
       Other interest                                          15,353
       Allowance for borrowed funds used during
          construction                                         (2,592)
       Dividends on preferred stock of subsidiaries             9,256
                Total Interest Charges and
                    Preferred Dividends                       189,251


    Consolidated Net Income                                  $226,074

    *Includes a charge of $87.6 million for restructuring.

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                                                Statement 1-B
                                                 (continued)

    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF RETAINED EARNINGS
    FOR TWELVE MONTHS ENDED JUNE 30, 1996



                                                              (Thousands)
                                                               Per Books


    Balance at July 1, 1995                                      $967,764


    Add:

        Consolidated net income                                   226,074
                                                                1,193,838


    Deduct:

         Dividends on common stock of Allegheny
            Power System, Inc. (cash)                             201,297
         Expenses related to subsidiary companies' preferred
            stock transactions                                      5,507

             Total deductions                                     206,804


    Balance at June 30, 1996                                     $987,034

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